The Bank of New York
101 Barclay Street 22nd Floor
New York NY 10286


May 3 2006


Securities & Exchange Commission
450 Fifth Street NW
Washington DC 20549

Attn.: Document Control



RE: American Depositary Shares evidenced by
American Depositary Receipts each representing one Ordinary Share of Vivendi Universal
(Form F-6 File No 333-12494)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933 as amended on behalf of The Bank of New York as Depositary for securities against which American Depositary Receipts are to be issued we attach a copy of the new prospectus
(Prospectus) reflecting the name change of Vivendi Universal to Vivendi effective April 20
2006.

As required by Rule 424(e) the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III. B. of the General
FFInstructions to the Form F-6 Registration
Statement the Prospectus consists of the ADR certificate with revised name of Vivendi.

The Prospectus has been revised to reflect the new name of cents by addition of the following notation:

Effective April 20 2006 the Companys
name changed to Vivendi.

Please contact me with any questions or
comments at 212 815-4244.